The Bond Fund of America
December 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$331,377
Class B	$436
Class C	$12,115
Class F-1	$12,250
Class F-2	$42,281
Total	$398,459
Class 529-A	$14,899
Class 529-B	$33
Class 529-C	$2,833
Class 529-E	$681
Class 529-F-1	$1,403
Class R-1	$419
Class R-2	$5,073
Class R-2E	$77
Class R-3	$9,355
Class R-4	$9,284
Class R-5	$3,606
Class R-5E*	$-
Class R-6	$68,032
Total	$115,695
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2171
Class B	$0.1186
Class C	$0.1147
Class F-1	$0.2129
Class F-2	$0.2491
Class 529-A	$0.2063
Class 529-B	$0.1035
Class 529-C	$0.1079
Class 529-E	$0.1796
Class 529-F-1	$0.2362
Class R-1	$0.1191
Class R-2	$0.1209
Class R-2E	$0.1627
Class R-3	$0.1777
Class R-4	$0.2179
Class R-5E	$0.2361
Class R-5	$0.2559
Class R-6	$0.2632
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,527,620
Class B	1,546
Class C	100,317
Class F-1	59,522
Class F-2	262,340
Total	1,951,345
Class 529-A	72,063
Class 529-B	126
Class 529-C	25,275
Class 529-E	3,740
Class 529-F-1	6,071
Class R-1	3,322
Class R-2	40,427
Class R-2E	728
Class R-3	51,175
Class R-4	43,707
Class R-5	11,701
Class R-5E	1
Class R-6	302,534
Total	560,870
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$12.72
Class B	$12.72
Class C	$12.72
Class F-1	$12.72
Class F-2	$12.72
Class 529-A	$12.72
Class 529-B	$12.72
Class 529-C	$12.72
Class 529-E	$12.72
Class 529-F-1	$12.72
Class R-1	$12.72
Class R-2	$12.72
Class R-2E	$12.72
Class R-3	$12.72
Class R-4	$12.72
Class R-5E	$12.72
Class R-5	$12.72
Class R-6	$12.72

*Amount less than one thousand